Exhibit (g)(5)

                                                         STATE STREET
                                   Serving Institutional Investors Worldwide(TM)

                       STATE STREET BANK AND TRUST COMPANY

                             CUSTODIAN FEE SCHEDULE

                        SCUDDER KEMPER INVESTMENTS, INC.
       (See attached lists of mutual funds and Scudder Trust Co. accounts)

--------------------------------------------------------------------------------

CUSTODY SERVICE
---------------

Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

The custody fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets for the entire fund complex.

                                   ANNUAL FEES
                                   -----------

I.       DOMESTIC ASSETS                                      .25 Basis Points
         ---------------

II.      PORTFOLIO TRADES -- FOR EACH LINE ITEM PROCESSED
         ------------------------------------------------

         Depository Settlements (DTC, PTC, Fed Reserve)         $   4.00
         New York Physical Settlements                          $  25.00
         State Street Bank Repos                                $   4.00
         Wire Fees                                              $   5.00
         All Other Trades                                       $  12.00
         Third Party FX                                         $  50.00
         Third Party Security Lending                           $  12.00

III.     GLOBAL ASSETS
         -------------

 Group A   Group B       Group C        Group D        Group E      Group F
 ------------------------------------------------------------------------------

 Canada    Australia     Belgium        Hong Kong      Austria     Indonesia
           Denmark       France         Netherlands    Finland     Philippines
           Euroclear     Ireland        Norway         Malaysia    Portugal
           Germany       Italy          Spain          Mexico      S. Korea
           Japan         New Zealand    Sweden         Singapore   Thailand
           U.K.          South Africa
                         Switzerland

Group G        Group H          Group I      Group J        Group K
---------------------------------------------------------------------

Argentina      Chile            Bangladesh   Columbia       Botswana
Brazil         Greece           China        Hungary        Cyprus
Czech Republic Israel           Ecuador      Peru           Ghana
Taiwan         Poland           Egypt                       Kenya
Turkey         Slovak Republic  India                       Russia
                                Jordan                      Uruguay
                                Luxembourg                  Zimbabwe
                                Mauritius
                                Morocco
                                Namibia
                                Pakistan
                                Sri Lanka
                                Tunisia
                                Venezuela
                                Zambia

         Holding Asset Charges in Basis Points (Annual Fee)
         --------------------------------------------------

         Group A   Group B   Group C     Group D    Group E   Group F    Group G        Group H       Group I     Group J   Group K
         ---------------------------------------------------------------------------------------------------------------------------

         1.0       2.0       3.0         5.0        7.0       13.0       20.0           30.0          35.0        40.0      45.0
         ---------------------------------------------------------------------------------------------------------------------------

IV.     PORTFOLIO TRADES -- FOR EACH LINE ITEM PROCESSED
        ------------------------------------------------

        Group A   Group B   Group C      Group D     Group E     Group F       Group G
        ----------------------------------------------------------------------------
        Canada    Denmark   Australia    Argentina   Brazil      Bangladesh    Russia
                  Euroclear Belgium      Austria     Chile       Botswana
                  Germany   France       Finland     China       Colombia
                  Japan     Italy        Hong Kong   Ecuador     Cyprus
                  S. Africa Mexico       Indonesia   Egypt       Czech Republic
                  Sweden    Netherlands  Ireland     Israel      Ghana
                  U.K.      New Zealand  Malaysia    Luxembourg  Greece
                            Switzerland  Philippines Morocco     Hungary
                                         Portugal    Norway      India
                                         S. Korea    Peru        Jordan
                                         Spain       Poland      Kenya
                                         Taiwan      Singapore   Mauritius
                                         Thailand    Sri Lanka   Namibia
                                                     Turkey      Pakistan
                                                     Zambia      Slovak Republic
                                                                 Tunisia
                                                                 Uruguay
                                                                 Venezuela
                                                                 Zimbabwe

        Group A  Group B   Group C       Group D     Group E     Group F       Group G
        ------------------------------------------------------------------------------

        $25      $35       $50           $75         $100        $125          $250
        ------------------------------------------------------------------------------

V.      OPTIONS
        -------

         Option charge for each option written or closing contract, per issue, per broker               $25.00

         Option expiration charge, per issue, per broker                                                $15.00

         Option exercised charge, per issue, per broker                                                 $15.00

VI.      SPECIAL SERVICES
         ----------------

         Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

VII.     EARNINGS CREDIT
         ---------------

         A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

VIII.    OUT-OF-POCKET EXPENSES
         ----------------------

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

Telephone                                  Transfer Fees
Registration Fees                          Sub-custodian Charges
Postage and Insurance                      Price Waterhouse Audit Letter
Courier Service                            Federal Reserve Fee for Return Check
Duplicating                                Items over $2,500 -- $4.25 each
Legal Fees                                 GNMA Transfer -- $15.00 each
Supplies Related to Fund Records           Stamp Duties
Rush Transfer -- $8.00 each



















SCUDDER KEMPER INVESTMENTS, INC.           STATE STREET BANK & TRUST COMPANY
--------------------------------           ---------------------------------

By:                                        By:
   --------------------------------           ----------------------------------
Title:                                     Title:
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Date:                                      Date:
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